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                                                                Exhibit: 10.29FT

                              FINANCING AGREEMENT

                                                           DATE:  August 1, 1995

REPUBLIC ACCEPTANCE CORPORATION
2338 Central Avenue NE, Suite 200
Minneapolis, MN 55418



We propose the following arrangement with you for borrowing from you based upon the loan value of our "accounts" and our "inventory" (as those terms are defined in the Uniform Commercial Code) secured by a security interest in accounts, inventory, equipment and other collateral, as granted to you by the Security Agreement between us of even date herewith (the "Security Agreement").

SECTI0N I. (LOAN AGREEMENT)

         At our request, you in your sole discretion may advance to us (a) up to seventy percent (70%) (or any greater or lesser percentage, at your absolute discretion) of the net amount of accounts which are listed on current schedules provided by us which are deemed eligible for advance by you ("Eligible Accounts", which term shall exclude, without limitation, all accounts derived from consignment sales), provided that the maximum aggregate amount advanced against Eligible Accounts and outstanding from time to time shall not exceed $7,000,000; plus (b) up to forty-five percent (45%) (or any greater or lesser percentage, at your absolute discretion) of inventory which is listed on a current schedule provided by us which is deemed eligible for advance by you ("Eligible Inventory") consisting of "Stock Inventory" (as such term is defined in the glossary attached hereto as Exhibit A), provided that the maximum aggregate amount advanced against Eligible Inventory consisting of Stock Inventory and outstanding from time to time shall not exceed $2,800,000; plus
(c) (subject to clause (s) of Section VI below) up to ten percent (10%) (or any greater or lesser percentage, at your absolute discretion) of Eligible Inventory consisting of "Slow Moving Inventory" (as such term is defined in the glossary attached hereto as Exhibit A), provided that the maximum aggregate amount advanced against Eligible Inventory consisting of Slow Moving Inventory and outstanding from time to time shall not exceed $30,000; plus (d) up to twenty-five (25%) (or any greater or lesser percentage, at your absolute discretion) of Eligible Inventory consisting of "Returned Inventory" (as such term is defined in the glossary attached hereto as Exhibit A), provided that the maximum aggregate amount advanced against Eligible Inventory consisting of Returned Inventory and outstanding from time to time shall not exceed $150,000; plus (e) (subject to clause (s) of Section VI below) up to twenty-five percent (25%) (or any greater or lesser percentage, at your absolute discretion) of Eligible Inventory consisting of "Western Inventory" (as such term is defined in the glossary attached hereto as Exhibit A), provided that the maximum aggregate amount advanced against Eligible Inventory consisting of Western Inventory and outstanding from time to time shall not exceed $250,000, which limit shall decline by $100,000 on October 1, 1995 and then $50,000 per month on the first day of each month thereafter until January 1, 1996, at which time no further advances will be made against Western Inventory; plus (f) up to twenty percent (20%) (or any greater or lesser percentage, at your absolute discretion) of Eligible Inventory or Eligible Accounts consisting of "On Account Collateral" (as such term is defined in the glossary attached hereto as Exhibit A), provided that the maximum aggregate amount advanced against On Account Collateral and outstanding from time to time shall not exceed $300,000; provided, however, that notwithstanding the preceding clauses (b) through (f), the maximum aggregate amount advanced against all Eligible Inventory and outstanding from time to time shall not exceed $2,800,000, and provided further, that notwithstanding the preceding clauses (a) through (f), the maximum aggregate amount advanced against all Eligible Accounts and all Eligible Inventory and outstanding from time to time shall not exceed $7,000,000. Loans for additional sums requested by us may be made at your sole discretion based upon your valuation of other collateral or other factors. All amounts advanced shall be due on demand. Nothing set forth in this Financing Agreement (this "Agreement"), the Security Agreement or any other agreement between you and us shall in any way limit your discretion to make or not make loans to us hereunder or your right at any time to demand payment of our obligations to you hereunder. In furtherance of and not in limitation of the foregoing, we understand that you may from time to time impose reserves against Eligible Accounts and/or Eligible Inventory, which reserves will have the effect of reducing the percentage rates set forth above.

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         You may from time to time furnish us with a statement of account. Any such statement shall be conclusive on us unless written objections thereto calling your attention to any differences we have are received by you within 60 days after the statement is mailed or delivered to us.

SECTION II. (CHARGES)

         (A) We agree to pay interest on the net balance owed to you at the close of each day computed on the basis of actual days elapsed and a year of 360 days which is equal to the reference rate of interest publicly announced from time to time by First Bank National Association (the "Reference Rate") plus an additional amount (the "Increment") of three and three-quarters percent (3.75%). If our audited financial statements for our 1995 fiscal year show a net profit after distributions permitted by Section VI(i) of this Agreement, of more than $200,000, the foregoing interest rate will be reduced to the Reference Rate plus an Increment of three and one-half percent (3.50%), effective on the first calendar day of the second month following your receipt of such financial statements. If our audited financial statements for our 1996 fiscal year show a net profit after distributions permitted by Section VI(i) of this Agreement of more than $500,000, the foregoing interest rate will be reduced to the Reference Rate plus an Increment of three and one-quarter percent (3.25%), effective on the first calendar day of the second month following your receipt of such financial statements. If we are in material default or breach of any provision of this Agreement or any other agreement between us, we agree to pay interest on the net balance owed to you at the close of each day computed on the basis of actual days elapsed and a year of 360 days which is equal to the Reference Rate plus an Increment which is double the amount of the Increment which would otherwise then be in effect. As used in this clause (A), the term "material" conclusively includes without limitation, any default or breach which exists for a period of more than ten days, provided, however, that the ten-day period shall not imply that a material default or breach cannot exist before the expiration of such ten-day period. Moreover, the reference to a material default or breach shall not affect the demand, uncommitted nature of our borrowings from you, and we understand, acknowledge and agree that you may at any time cease making such borrowings available to us and that you may at any time demand payment in full of all of the liabilities, obligations and indebtedness we owe you.

         (B) There will be a minimum interest charge net to you of $15,000 per month (the "Minimum Charge") for the first twenty-four (24) months from the date of this Agreement until such time that this Agreement is terminated. We further agree that if we give notice to you of the termination of this Agreement under
Section VIII hereof at any time prior to twenty-four (24) months from the date of this Agreement, we will pay to you at the time of termination a prepayment charge in an amount equal to the Minimum Charge for each month remaining from the time of termination until the date twenty-four (24) months after the date of this Agreement as additional compensation for your costs of entering into this Agreement, provided, however, that if such termination occurs after the first twelve (12) months after the date of this Agreement, and such termination results from any of your affiliates providing us with a credit facility replacing the credit governed by this Agreement, no such prepayment charge will be due.

         (C) We further agree to pay you a fee in an amount of $1,000 per examination for not more than four examinations of our assets in each twelve-month period, plus your out-of-pocket costs and expenses incurred in connection with such examinations, provided, however that the four examination limit shall not apply if we are in default or breach of any provision of this Agreement or any other agreement between us. Such fee, costs and expenses will be due and payable to you upon our receipt of your invoice therefor.

         (D) We further agree to pay you a closing fee of $10,000.00 upon execution of this Agreement.

         (E) We further agree to pay you an annual management fee of $10,000.00 upon execution of this Agreement and upon each anniversary of the date of this Agreement while this Agreement is in effect. We further agree that if we give notice to you of the termination of this Agreement under Section VIII hereof at any time prior to twelve (12) months from the date of this Agreement, we will

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pay to you at the time of termination an additional prepayment charge in an amount equal to the management fee which otherwise would be payable on the first anniversary of the date of this Agreement.

         (F) We further agree to pay you a wire transfer charge of $15.00 per wire transfer of loan advances to our account.

SECTION III. (LISTING ACCOUNTS)

         (A) Prior to or concurrently with our initial borrowing hereunder, and within ten days after the end of each month thereafter, we shall furnish you a list and aging of all accounts owned by us, in form satisfactory to you; and weekly or at other intervals mutually agreed upon, we will deliver to you a list of all accounts created or acquired by us since our previous list and aging of accounts.

         (B) Prior to or concurrently with our initial borrowing hereunder, and within ten days after the end of each month thereafter, we will furnish you with a list of our inventory, in form satisfactory to you, setting forth the value of such inventory at the lower of cost or market, together with written reports, certified as correct by one of our officers, showing all sales of merchandise, returns and allowances, collections, and all miscellaneous charges and credits affecting the collateral. Each inventory list must set forth the required information as to each of the following categories of inventory: Stock Inventory, Slow Moving Inventory, Returned Inventory, Western Inventory and On Account Inventory.

         (C) Prior to or concurrently with our initial borrowing hereunder, and within ten days after the end of every second month thereafter, an inventory aging by individual book or product title, grouped by publisher or vendor and the return policy in effect for each such publisher or vendor.

         (D) Prior to or concurrently with our initial borrowing hereunder, and within ten days after the end of each month thereafter, we shall furnish you with (i) an aging of all accounts owned by us, and (ii) an aging of all of our accounts payable, all in form satisfactory to you.

         (E) We warrant that, except as may be disclosed in the lists of accounts furnished to you: each billing correctly states the subject matter and terms of sale; the merchandise conforms thereto and is in all respects acceptable to the customer; the date of billing is not prior to shipment; the account is not subject to any dispute, defense, offset or counterclaim; the account debtor is not a subsidiary or affiliated company; and that we have no reason to believe the account will not be paid in the regular course of business. We will notify you promptly of any events, circumstances or communications which make the foregoing representation inaccurate, if such events, circumstances or communications involve more than $10,000 in the aggregate in any one month.

SECTION IV. (CUSTODY AND INSPECTION OF RECORDS, HANDLING OF COLLECTIONS)

         (A) Subject to the rights granted to you in paragraph 4 of the Security Agreement, all ledger sheets or cards, invoices, shipping records, correspondence, and other writings relating to accounts shall, until delivered to you or removed by you from our premises, be kept on our premises without cost to you in appropriate containers in safe places.

         (B) Collection of accounts and all other amounts due to us shall be subject to the provisions of paragraph 4 of the Security Agreement concerning the lockbox and collateral account. Any such collections that may come into our possession shall be held by us in trust for you, and shall not be mingled with any other funds. We shall remit all such collections to you in kind, duly endorsed, on the same day if practical, otherwise on the following business day. You will credit all collections deposited into the collateral account when they have been so deposited and we have notified you of the same (subject to final collection thereof). You will, however, at the end of each month, charge our account an amount which is equal to the amounts of all checks credited to our account during such month, time two days worth of interest. You will deposit into the collateral account all collections remitted by

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us to you in kind when they have been so deposited (subject to final collection thereof), after allowing two days for collection of checks.

         (C) You may remove from our premises all books and records, correspondence, documents and files relating to accounts; and you may without cost or expense to you use such of our personnel, supplies, space and equipment at our place of business as you may desire for the handling of collections. We will pay any and all internal, office and out of pocket expenses and cost of collection (including reasonable attorney fees) incurred by you in your handling of or effort to enforce collections.

         (D) We will permit you or your representatives, at all reasonable times, to examine or inspect our assets, wherever located, and to examine, inspect and copy our books and records pertaining to our assets and our business and financial condition.

SECTION V. (REPORTS)

         We will furnish or cause to be furnished to you from time to time such information concerning our business, assets, liabilities and financial condition as you may reasonably request, including, without limitation, (a) on or before the thirtieth day of each month, financial statements of the prior month (including, at minimum, certified balance sheets, income statements and cash flow statements) certified as correct by one of our officers; (b) annually, within 105 days of our fiscal year end at our expense, (i) our complete audited financial statements (including, at a minimum, a balance sheet, an income statement and a cash flow statement), certified by an independent certified public accountant satisfactory to you, and (ii) a personal financial statement for Gary R. Billings; (c) upon issuance, copies of all public accountants' reports rendered to us while we are indebted to you; (d) within five days after the due date, proof of payment or deposit, when due, of all withholding and F.I.C.A. taxes owing by us from time to time; and (e) within 30 days of filing, the federal income tax return of Gary R. Billings.

SECTION VI. (WARRANTIES, REPRESENTATIONS AND COVENANTS)

         We warrant, represent to and covenant with you that we shall not: (a) permit any levy, attachment or restraint to be made affecting any of our assets;
(b) permit any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of any or all of our assets. Except with your prior written consent, we shall not: (c) other than in the ordinary course of our business, sell, lease or otherwise dispose of or transfer any of our assets; (d) merge or consolidate with any other corporation; (e) acquire any other corporation; (f) enter into any transaction not in the usual course of our business; (g) make any investment in the securities of any person, association, firm, entity or corporation other than securities of the United States of America; (h) guarantee or otherwise become in any way liable with respect to the obligations of any person, association, firm, entity or corporation except by endorsement of instruments or items of payment for deposit to our general account or which are transmitted or turned over to you on account of our obligations; (i) pay or declare any dividends upon our capital stock, except for such dividends in any one fiscal year as are necessary to satisfy the federal income tax liabilities of our shareholders for the previous fiscal year, which tax liabilities are directly attributable to our earnings during such preceding fiscal year; (j) redeem, retire, purchase or otherwise acquire directly or indirectly any of our capital stock; (k) make any change in our capital structure or in any of our business objectives, purposes and operations which might in any way adversely affect our ability to repay our obligation; (l) make any distribution of our property or assets; (m) incur any debts outside of the ordinary course of our business except renewals or extensions of existing debts and interest thereon; (n) make any loan, advance, contribution or payment of money or goods to any subsidiary, affiliated or parent corporation or to any officer, director or stockholder (except compensation for services rendered or loans not to exceed $10,000 in the aggregate at any one time outstanding); (o) encumber, pledge, assign or permit to be created a lien or security interest in any collateral subject to your security interest; (p) set up, rent, purchase, lease or otherwise establish any retail outlet for our merchandise not in existence on the date of this Agreement. We further covenant with you that: (q) if there is filed in our pending litigation against Western Publishing, any pleading seeking any court action relating to a settlement thereof, we will give you contemporaneous written notice thereof; (r) any and all proceeds recovered in connection with said litigation, whether received pursuant to a settlement, a judgment or otherwise, will immediately be used by us first to reduce

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advances with respect to Western Inventory, and then to reduce advances with respect to Slow Moving Inventory; and (s) immediately after the consummation of any portion of such settlement or the partial satisfaction of any such judgment, Western Inventory and Slow Moving Inventory shall cease to be Eligible Inventory. All covenants, representations and warranties set forth in this agreement and in any other agreements executed by us in connection herewith and all terms, conditions, provisions and agreements to be performed by us pursuant to this agreement and such other agreements shall survive the execution and delivery of such agreements and the making or payment of any loans hereunder.

SECTION VII. (MISCELLANEOUS)

         (A) We agree that you may from time to time, for your convenience, segregate or apportion the collateral for purposes of determining the amounts and maximum amounts of loans and advances which may be made hereunder. Nevertheless, your security interest in all such collateral, and any other collateral rights, interests and properties which may now or hereafter be available to you, shall secure and may be applied to the payment of any and all loans, advances and other indebtedness secured by your security interest, in any order or manner of application and without regard to the method by which you determine to make loans hereunder.

         (B) We hereby irrevocably make, constitute and appoint you, or any person whom you may designate, our true and lawful attorney with power to receive, open and dispose of all mail addressed to us; to endorse our name on any notes, acceptances, checks, drafts, money orders or other means of payment that may come into your possession as payment of or upon accounts or other collateral; to endorse our name on any invoice, freight or express bill or bill of lading relating to any collateral; to sign our name to drafts against account debtors, to assignments and verification of accounts and notices thereof to account debtors, and to documents of title covering any Collateral, and to do all other things necessary or proper to carry out the intent of this agreement.

         (C) At your request, we will deliver customers' monthly statements to you for examination and for mailing in our stamped addressed envelope. From time to time, you may verify directly with customers the amounts owing, or at your request, we or our independent accountants will do so and deliver the results to you in any manner satisfactory to you.

         (D) We agree that any bank participating with you in loans to us hereunder may exercise any and all rights of banker's lien or set-off with respect to such participation as fully as if such participant had lent directly to us the amount of such participation.

         (E) We agree to reimburse you for all reasonable attorney fees, filing fees, and other out-of-pocket expenses (including but not limited to travel expenses) you may incur in connection with the negotiation and administration of this agreement or any related agreements, preparation of documents relating thereto, perfecting any security interest or lien granted thereby, inspecting our books, records, premises, business and operations, or enforcing any of our obligations to you arising under and any of your rights and remedies under or in connection with this or any other agreement between us. If you elect, you may treat the amount of any such expense as a loan to us and add the amount to the net balance owed to you hereunder.

         (F) This agreement shall bind and inure to the benefit of you and us and your and our respective successors and assigns. This agreement, and all assignments of collateral shall be construed pursuant to the laws of the State of Minnesota.

SECTION VIII. (TERMINATION)

         This agreement shall continue in effect until terminated upon at least 30 days' prior written notice delivered by certified mail by either party to the other. Termination shall not impair or affect your rights and your obligations existing as of the time of termination.

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SECTION IX. (WAIVER OF JURY TRIAL JURISDICTION)

         (A) BY OUR EXECUTION AND DELIVERY HEREOF, AND BY YOUR ACCEPTANCE HEREOF, EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT OF A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, OR ARISING FROM ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         (B) WE HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY MINNESOTA STATE OR FEDERAL COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. WE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT WE MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. WE AGREE THAT A JUDGMENT, FINAL BY APPEAL OR EXPIRATION OF TIME TO APPEAL WITHOUT BEING TAKEN, IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

REPUBLIC ACCEPTANCE CORPORATION          XYZ GROUP, INC., a/k/a XYZ DISTRIBUTORS
       Secured Party                                   Debtor

By /s/ D E Shoemaker                     By /s/ Gary R. Billings
  ------------------------------            -----------------------------------

Title Account Executive                  Title  President
      --------------------------               ---------------------------------

                                         By    /s/ Carol Cypert
                                               ---------------------------------

                                       Title   Controller
                                               ---------------------------------





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                        Exhibit A to Financing Agreement

Glossary of Terms

"On Account Collateral" means (i) inventory which has been returned to us by our customers, but is not Returned Inventory, or (if) accounts reflecting the sale of such inventory, but not both.

"Returned Inventory" means inventory which has been returned to us by our customers which has been inspected by us and which is carried on our books and records for an amount which includes a deduction for any damage noted during such inspection.

"Slow Moving Inventory" means such inventory as may be agreed upon from time to time by you and us to constitute Slow Moving Inventory, but which is not Western Inventory.

"Stock Inventory" means all inventory other than On Account Inventory, Returned Inventory, Slow Moving Inventory and Western Inventory, and which meets the following standards: (i) it is new and unused, (if) it is not unsaleable in the marketplace due to age or quality or any other reason, and (iii) it is in good condition.

"Western Inventory" means all inventory acquired by us from Western Publishing.





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